Exhibit 99.1

American Resources Corporation Hires Seasoned Director of Coal Sales

June 27th, 2019 | Source: American Resources Corp.

FISHERS, INDIANA / ACCESSWIRE June 27th, 2019 / American Resources Corporation (NASDAQ: AREC), a supplier to the rapidly growing global infrastructure marketplace, with a primary focus on the extraction, processing, transportation, and distribution of metallurgical coal to the steel industry, is excited to announce the hiring of Andy Cox as the company’s Director of Coal Sales. In this new role for the company, Mr. Cox will oversee all sales of the company’s metallurgical, specialty, industrial and high-quality thermal coals to existing customers while developing new sales strategies and partnerships throughout the industry.

Andy joins American Resources with over three decades of coal sales experience. Most recently, he worked in coal marketing and sales with Wise Energy Group, and prior to that he was Vice President of Marketing and Sales at Murray Energy Corporation for nearly five years. Before Murray Energy, he worked as Vice President of Sales for Rhino Resource Partners for nearly seven years.

This position at American Resources is a newly created role that is in response to the company’s rapid coal production growth and its anticipated continued increase of coal sales. The forecasted increase in production of high quality metallurgical coal (or coking coal) and pulverized coal injection (PCI) coal over the next eighteen months will be sold to the international and domestic marketplaces.

The appointment of Mr. Cox supports the Company’s strategic growth as a low-cost producer of metallurgical coal to serve steel producers and infrastructure initiatives worldwide. Chief Executive Officer of American Resources, Mark Jensen noted: “We are thrilled to have someone of Andy’s caliber, character and work ethic join our team and his hiring comes at a time where we are forecasting rapid growth over the next four quarters.. We continue to see numerous opportunities to expand both organically and through strategic acquisitions and want to be more proactive in expanding our distribution network and servicing our customer base. Andy brings extensive knowledge and relationships to our platform which will certainly complement our growth”.

“I am excited to join American Resources Corporation in their endeavor as they continue to expand their operations and coal production” commented Andy Cox. “After understanding their production strategy and growth potential, I think I can add value to the team as the company executes on its growth”.

American Resources Corporation continues to focus on its growth objective by efficiently leveraging its large number of core mining permits and through identifying strategic, supplemental acquisitions. The Company is committed to being one of the lowest cost operators in the Central Appalachian basin (CAPP) and throughout all its coal mining, processing, and transportation operations.

Andy can be reached at awc@questenergyinc.com or by phone at (434) 409-5208.

About American Resources Corporation

American Resources Corporation is a supplier of raw materials to the rapidly growing global infrastructure marketplace. The company’s primary focus is on the extraction, processing, transportation and selling of metallurgical coal and pulverized coal injection (PCI) to the steel industry. AREC’s operations are based in the Central Appalachian basin of eastern Kentucky and southern West Virginia, where premium quality metallurgical products are located.

The company’s business model is based on running a streamlined and efficient operation to economically extract and deliver resources to meet its customers’ demands. By running operations with low or no legacy costs, American Resources Corporation works to maximize margins for its investors while being able to scale its operations to meet the growth of the global infrastructure market.

Website:

http://www.americanresourcescorp.com

Institutional/Retail/Individual Contact:

American Capital Ventures
Howard Gostfrand, President
305-918-7000 – Office
hg@amcapventures.com
www.amcapventures.com

PCG Advisory
Jeff Ramson, CEO
646-863-6893
jramson@pcgadvisory.com
www.pcgadvisory.com

Company Contact:
Mark LaVerghetta
317-855-9926 ext. 0
Vice President of Corporate Finance and Communications
investor@americanresourcescorp.com

Special Note Regarding Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements involve known and unknown risks, uncertainties, and other important factors that could cause the Company’s actual results, performance, or achievements or industry results to differ materially from any future results, performance, or achievements expressed or implied by these forward-looking statements. These statements are subject to a number of risks and uncertainties, many of which are beyond American Resources Corporation’s control. The words “believes”, “may”, “will”, “should”, “would”, “could”, “continue”, “seeks”, “anticipates”, “plans”, “expects”, “intends”, “estimates”, or similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain such identifying words. Any forward-looking statements included in this press release are made only as of the date of this release. The Company does not undertake any obligation to update or supplement any forward-looking statements to reflect subsequent events or circumstances. The Company cannot assure you that the projected results or events will be achieved.

Source: American Resources Corporation

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